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                                                                     EXHIBIT 8.1

________________, 1997



Republic Bancshares, Inc.
111 Second Avenue N.E.
St. Petersburg, FL 33701

Republic Capital Trust I
111 Second Avenue N.E.
St. Petersburg, FL 33701

         Re:      Registration Statement on Form S-2
                  Registration No. _________________

Ladies and Gentlemen:

         We have acted as special United States tax counsel for Republic Bancshares, Inc., a Florida corporation (the "Company"), and Republic Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), in connection with the above-captioned registration statement on Form S-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering (a) the guarantee by the Company of 2,500,000 of the Trust's _____% cumulative trust preferred pass-through securities, liquidation amount of $10.00 per preferred security (the "Preferred Securities") with respect to distributions and payments upon liquidation, redemption and otherwise, (b) $25,000,000 principal amount of ______% Junior Subordinated Debentures due _________________, 2027, to be issued by the Company and (c) an aggregate of 2,500,000 of the Trust's Preferred Securities.

         We hereby confirm that, although the discussion set forth under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Registration Statement does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities, based upon current law. It is
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                                                                    EXHIBIT 8.1

                       [HOLLAND & KNIGHT LLP LETTERHEAD]


                                                       June __, 1997



Republic Bancshares, Inc.
111 Second Avenue, N.E., Suite 300
St. Petersburg, Florida 33701
Attention: Board of Directors

Gentlemen:

         We have acted as counsel to Republic Bancshares, Inc. a Florida corporation (the "Company"), and RBI Capital Trust I, a Delaware statutory business trust ("RBI Capital"), in connection with the registration statement of the Company and RBI Capital on Form S-2 (together with all amendments thereto, the "Registration Statement") of which a prospectus ("Prospectus") is a part, filed on May 30, 1997 by the Company and RBI Capital with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, for the purpose of registering preferred securities of RBI Capital, junior subordinated debentures of the Company and the guarantee of the Company with respect to such preferred securities. This opinion is furnished pursuant to the requirements of Item 601(b)(8) of Regulation S-K.

         For purposes of rendering this opinion, we have reviewed and relied upon the Registration Statement and such other documents and instruments as we deemed necessary for the rendering of this opinion. In our examination of relevant documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such copies and the accuracy and completeness of all corporate records made available to us by the Company and RBI Capital.

         Based solely on our review of such documents, and upon such information as the Company has provided to us (which we have not attempted to verify in any respect), and reliance upon such documents and information, we hereby adopt and incorporate by reference the opinion set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences."

         Our opinion is limited to the federal income tax matters described above and does not address any other federal income tax considerations or any state, local, foreign, or other tax considerations. If any of the information on which we have relied is incorrect, or if changes in the relevant facts occur after the date hereof, our opinion




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Republic Bancshares, Inc.
June __, 1997
Page 2

could be affected thereby. Moreover, our opinion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations promulgated thereunder, and Internal Revenue Service rulings, procedures, and other pronouncements published by the United States Internal Revenue Service. These authorities are all subject to change, and such chance may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. We undertake no responsibility to update or supplement our opinion. This opinion is not binding on the Internal Revenue Service, and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name in the Prospectus under the caption "Certain Federal Income Tax Consequences."

                                        Very truly yours,

                                        HOLLAND & KNIGHT LLP



                                        By:
                                           ---------------------------------
                                           John A. Buchman


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possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

         This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and applies only to the disclosure under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" set forth in the Registration Statement filed as of the date hereof. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                    Sincerely,


                                    /s/ Holland & Knight LLP


                                    HOLLAND & KNIGHT LLP